MuniYield California Insured Fund, Inc.
File Number: 811-6692
CIK Number: 888410
For the Period Ending: 10/31/2002

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended October 31, 2002

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

4/25/2002	$500	Cal Hsg Fin Agy Rev/Dly	1.46%	2/01/2035
5/06/2002	1,100	Cal Hsg Fin Agy Rev/Dly	1.43	2/01/2026
5/06/2002	1,000	Cal Hsg Fin Agy Rev/Dly	1.43	2/01/2035